FORM OF

EMPLOYMENT AGREEMENT

THE AGREEMENT is made as of the 1st day of May, 2017 (the “Effective Date”) by and between WEBSTAR TECHNOLOGY GROUP, INC., A WYOMING corporation (the “Company”), and [__] (the “Executive”).

WITNESSETH

WHEREAS, the Company desires to employ the Executive as its [__].

WHEREAS, the parties desire to memorialize the employment of the Executive in the Agreement; and

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties mutually covenant and agree as follows:

1.  Employment.

The Company hereby agrees to employ the Executive as [__], and the Executive hereby accepts such employment upon the terms and conditions set forth in the Agreement.

2.  Duties.

2.1 During the term of the Agreement, the Executive shall diligently perform all services consistent with his position as may be assigned to his by or under the direction of the Board of Directors of the Company.

2.2 The Executive shall devote his full working time and attention to the business and affairs of the Company, render such services in a competent and efficient manner, and use his reasonable and appropriate best efforts to faithfully promote the interests of the Company.

3.  Term of Employment.

3.1 Term The term of employment shall begin upon execution of the Agreement and extend for a period of one (1) year (the “Initial Term”). It shall thereafter be automatically renewed for successive periods of one (1) year, each upon the terms and conditions set forth in the Agreement, unless, at least thirty (30) days prior to such renewal date, either party shall have delivered to the other party written notice of termination of the Agreement.

3.2 Termination Without Cause. The Company shall have the right to terminate the Executive’s employment under the Agreement by written notice to the Executive at any time; provided, however, that, upon such termination without Cause, as such term is defined below, the Company shall pay to Executive the full value of the remaining unpaid compensation owed to the Executive for the balance of the Initial Term, including medical and dental insurance coverage that the Company provides to its other executives. If the Agreement is terminated without Cause by the Company during the final year of the Initial Term or during any subsequent one-year extension term, a full year’s compensation, including medical and dental insurance coverage, shall be due and payable. The Company shall have no further liability under the Agreement, other than for reimbursement for reasonable business expenses incurred prior to the date of termination. The Company shall be deemed to have terminated the Executive’s employment pursuant to this Section 3.2 if such employment is terminated: (i) by the Company without Cause; or (ii) by the Executive voluntarily for “Good Reason.” For purposes of the Agreement, “Good Reason” means any breach by the Company of any of the terms or provisions of the Agreement which is not cured within thirty (30) business days of written notice by the Executive.

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3.3 Termination for Cause. The Company may terminate the Agreement and the Executive’s employment hereunder immediately upon written notice to the Executive for “Cause” (as hereinafter defined). For purposes of the Agreement, the term “Cause” shall mean (i) the repeated failure or refusal of the Executive to perform the duties or render the services reasonably assigned to his from time to time by the President of the Company and/or the Board of Directors (except during reasonable vacation periods or sick leave); (ii) the charging or indictment of the Executive in connection with a felony or willful misfeasance or nonfeasance; (iii) the association, directly or indirectly, of the Executive, for his profit or financial benefit, with any person, firm, partnership, association, entity or corporation that competes, in any material way, with the Company; (iv) the disclosing or using of any material “Confidential Information” or “Trade Secrets” (as those terms are defined in Section 10) of the Company at any time by the Executive, except as required in connection with his duties to the Company, (v) the breach by the Executive of his fiduciary duty or duty of trust to the Company, including the commission by the Executive of an act of fraud or embezzlement against the Company, (vi) any other material breach by the Executive of any of the terms or provisions of the Agreement or any other agreement between the Company and the Executive, which other material breach is not cured within thirty (30) business days of notice by the Company; or (vii) any other action by the Executive, which, in the good faith and reasonable determination of all of the members of the Company’s Board of Directors, has the effect of materially injuring the reputation or business of the Company. In which event, notwithstanding any other provision in the Agreement to the contrary, the Executive shall have no further rights or entitlements under the Agreement, the Company shall have no further obligations to the Executive, and the Agreement shall be null and void, provided, however, that the Executive shall be entitled to be receive all unpaid, earned salary, wages and benefits, including accrued vacation pay and reimbursement for reasonable business expenses incurred prior to the date of termination, to the date of termination. It shall be the Company’s burden to show that good “Cause” existed for termination under the Section by clear and convincing evidence, and any failure by the Company to carry the burden shall convert the termination into a termination without “Cause.”

4 Compensation

4.1 Base Compensation. The base salary will be $[__] per year. The Base Compensation shall be exclusive of bonuses, costs of living and merit increases.

4.2 Stock Compensation. Upon execution of this Agreement, the executive and or its assignees shall be granted [__] shares of the Company’s common stock as follows: Any and all shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), issuable by the Company to Executive as provided for in the Agreement (the “Shares”) shall be issued within 15 days of (i) the effective date of a registration statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) or (ii) such earlier date that the Company consummates a merger with or into a company whose securities are registered with the SEC and which results in either of (i) or (ii) at least $3,000,000 of gross proceeds to the Company (the “Public Offering Date”).

4.3 Notwithstanding anything provided to the contrary in the Agreement, the total number of Shares to be issued by the Company on the Public Offering Date under the Agreement shall be [__]. In the event the Public Offering Date does not occur by July 31, 2018, the Company shall have no obligation to issue the Shares.

4.4 Notwithstanding anything provided to the contrary in the Agreement, the Company shall have no obligation to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”).

4.5 Bonus and Other Compensation. Executive shall be entitled to participate on the same terms as other directors and officers in any applicable bonus, stock option, restricted stock, pension or profit sharing plan, or any other type of plan adopted by the Company for the benefit of its officers, directors and employees.

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5 Place of Employment

The Executive’s regular place of work shall be in [__], or such other place that that the Company may designate from time to time. However, if the Company desires to move its office out of such area, the Company shall pay the Executive’s reasonable moving expenses in that regard.

6.  Executive Benefits.

6 1 Holidays. The Executive shall be entitled to ten (10) paid holidays annually. The Company will notify the Executive as much in advance as practical with respect to the holiday schedule to be observed by the Company.

6.2 Vacations. During the term of the Agreement, the Executive shall be entitled to two (2) weeks of paid vacation annually. Upon completion of the first year of the Initial Term of the Agreement, the Executive shall be allowed three (3) weeks of paid vacation annually. Upon completion of the second year of the Initial Term of the Agreement, the Executive shall be allowed four (4) weeks of paid vacation annually. The Executive agrees not to utilize vacation and/or compensatory time at a time when to do so could adversely affect the Company’s business.

6.3 Personal Insurance Benefits. The Executive shall be entitled to participate in all medical, dental and hospitalization, group life insurance, and any and all other such plans as are presently and hereafter provided by the Company to its executives.

7. Expenses.

During the term of the Executive’s employment hereunder, the Company, upon the submission of proper substantiation by the Executive, shall reimburse the Executive for all reasonable expenses actually and necessarily paid or incurred by the Executive in the course of and pursuant to the business of the Company. The payments will be made within ten (10) days after the Executive provides the Company with an itemized statement of all charges.

8. Confidentiality.

8.1 The Executive shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any “Confidential Information” pertaining to the Company or its affiliates. Any confidential information or data now known or hereafter acquired by the Executive with respect to the Company or its affiliates shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and the Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of the Agreement, the following terms when used in the Agreement have the meanings set forth below:

8.2 In addition, during the Initial Term and during the periods described in the last sentence of this Section 9.2, the Executive (I) will receive and hold all Confidential Information and Trade Secrets (collectively, the “Company Information”) in trust and in strictest confidence, (ii) will take reasonable steps to protect the Company Information from disclosure and will in no event knowingly or wrongfully take any action causing, or fail to take any action reasonably necessary to prevent, any Company Information to lose its character as Company Information, and (iii) except as required by the Executive’s duties in the course of his employment by the Company, will not, directly or indirectly, use, disseminate or otherwise disclose any Company Information to any third party without the prior written consent of the Company, which may be withheld in the Company’s absolute discretion. The provisions of this Section 9 shall survive the termination of the Executive’s employment for a period of two (2) years with respect to Confidential Information, and, with respect to Trade Secrets, for so long as any such information qualifies as a Trade Secret under applicable law.

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9.  Restrictive Covenants.

9.1 Non-competition. The Executive agrees that, at all times during the term of the Agreement, any subsequent one-year extension term and for a period of two (2) years after termination of his employment under the Agreement, howsoever brought about, he will not, directly or indirectly, (whet his as owner, principal, agent, shareholder, employee, partner, lender, venture with or consultant to any person, firm, partnership, corporation, limited liability company or other entity), whether or not compensation is received, engage or participate in any activity for any business or entity which is or plans to engage in the marketing and sale of any products or services which are under active development or are marketed or sold by the Company, or other business in which the Company is engaged, during the term of the Agreement anywhere in the United States. In the event that the provisions of the Section 11 ever be deemed to exceed the time, geographic or occupational limitations permitted by the applicable laws, then such provisions shall be reformed to the maximum time, geographic or occupational limitations by the applicable laws.

9.1.1 “Confidential Information” means confidential data and confidential information relating to business of the Company or its affiliates, which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through his employment with the Company and which the Executive knows or has reason to know has value to the Company or its affiliates and is not generally known to the competitors of the Company. Confidential Information shall not include any data or information that (i) has been voluntarily disclosed to the general public by the Company or its affiliates, (ii) has been independently developed and disclosed to the general public by this, or (iii) otherwise enters the public domain through lawful means.

9.1.2 “Trade Secrets” means information of the Company or its affiliates including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which (I) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

10.  Remedies for Breach of Agreement.

In the event of the breach or threatened breach of any provision of the Agreement by either party, the other party shall be entitled to injunctive relief, both preliminary and final, enjoining and restraining such breach or threatened breach. Such remedies shall be in addition to all other remedies available at law or in equity, including the Company’s right to recover from the Executive any and all damages that may be sustained as a result of Executive’s breach of the Agreement.

11.  Intellectual Property.

11.1 Inventions. Executive hereby assigns and agrees to assign to Company, its subsidiaries, successors and assigns, all intellectual property rights, in all countries of the world, in and to any invention, patent, trademark, copyright, trade secret, confidential information and technology developed, authored, conceived, or reduced to practice solely by the Executive or jointed with this during the term of the Agreement, which is related to Company’s present or prospective business interests. The Executive will, without charge to Company, but at its expense, sign all papers, take all rightful oaths, and do all acts which may be necessary, desirable, or convenient for securing and maintaining intellectual property rights in any and all countries and for vesting title thereto with Company, his successors, assigns, and legal representatives or nominees.

11.2 Prior Inventions. Executive shall disclose to Company in writing any of his inventions, discoveries and technology that occurred prior to the execution of the Agreement but during his employment with the Company, which inventions, discoveries and technology Executive also hereby assigns to the Company. The disclosure shall contain sufficient detail to permit Company to evaluate and quantify the scope of Executive’s work prior to the date of this Agreement.

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12.  Miscellaneous.

12.1 Severability. If any of the provisions of the Agreement shall be invalid or unenforceable, such invalidity shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provisions, and the rights and obligations the Company and the Executive shall be construed and enforced accordingly.

12.2 Notices. All communications and notices required by or relating to the Agreement shall be deemed to have been duly given upon receipt in writing by the addressee addressed as indicated below:

Webstar Technology Group	[__]
c/o Laura Anthony, Esq.
Legal and Compliance, LLC
330 Clematis Street, #217
West Palm Beach, FL 33401

The address to which notices or communications may be given by either party may be changed by written notice given by such party to the other pursuant to the Article. The mailing or transmittance of any notice shall be deemed complete upon the mailing or transmission of the notice to the address stated above or any subsequent amended address.

12.3 Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming in all respects, including matters of construction, validity, and performance. The parties irrevocably agree that, all actions of proceedings in any way, manner or respect arising out of or from or related to the Agreement shall be litigated only in courts having situs in the State of Wyoming and hereby consent and submit to the jurisdiction of any local, State, or Federal court located in the State of Wyoming.

12.4 Non-Waiver. No course of dealing or failure of either party to strictly enforce any term, right or condition of the Agreement shall be construed as a waiver of such terms, right or condition.

12.5 Entire Agreement. The Agreement constitutes the entire Agreement between the parties and may not be modified or amended other than by a written instrument executed by both parties. All agreements, oral or written, entered into by or on behalf of the parties prior to the Agreement are revoked and superseded hereby. No representations, warranties, inducements or oral agreements have been made by any of the parties except as expressly set forth herein.

12.6 Assignment. Any assignment of the Agreement by either party must be approved in writing by the other party and the assignee must agree in writing to be bound by the terms of the Agreement.

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IN WITNESS WHEREOF, the foregoing Agreement has been executed by the parties hereto to be effective as of the dav and vear first above written.

WEBSTAR TECHNOLOGY GROUP, INC.	THE EXECUTIVE

Joseph P. Stingone, Sr.	[__]

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